Exhibit 10.87
RESTRICTED SHARE AWARD AGREEMENT
(Conversion Replacement Award for Class C Units)
          THIS AGREEMENT (the “Agreement”), is made effective as of the _____ day of _____, 2011, (hereinafter called the “Date of Grant”), between Vanguard Health Systems, Inc., a Delaware corporation (hereinafter called the “Company”), and _______ (hereinafter called the “Participant”):
R E C I T A L S:
          WHEREAS, the Company has adopted the Vanguard Health Systems, Inc. 2011 Stock Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
          WHEREAS, on ________ __, 2011, the board of representatives of VHS Holdings, LLC (“Holdings”) caused Holdings to be merged with and into the Company (the “Holdings Merger”) pursuant to the Agreement and Plan of Merger between Holdings and the Company, dated as of May __, 2011 (the “Merger Agreement”); and
          WHEREAS, the Participant was previously granted Class C Units under the Holdings 2004 Unit Plan (the “Class C Units”) on September 23, 2004 (the “Prior Grant Date”); and
          WHEREAS, the Class C Units were scheduled to vest upon the earlier of (i) the eighth anniversary of the Prior Grant Date (i.e., September 23, 2012) and (ii) the occurrence of a Liquidity Event (for purposes of this Agreement, “Liquidity Event” shall have the same meaning as in the Amended and Restated Limited Liability Company Operating Agreement of Holdings, dated as of September 23, 2004, as amended (the “LLC Agreement”), except that the monetary threshold referenced therein shall reflect the adjustments that have been made thereto to date); and
          WHEREAS, pursuant to the terms of the Merger Agreement, the Class C Units were converted into a right to receive a combination of vested Shares of common stock (corresponding to a return of capital investment) and restricted share awards; and
          WHEREAS, with respect to the Class C Units that were previously granted to the Participant, the Committee has determined in accordance with the Merger Agreement to grant the restricted share award provided for herein (the “Restricted Share Award”) to the Participant pursuant to the Plan and the terms set forth herein.
          NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
          1. Grant of the Restricted Shares. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a Restricted Share Award consisting of ______ Shares (hereinafter called the “Restricted Shares”). The Restricted Shares shall vest and become nonforfeitable in accordance with Section 2 hereof.

          2. Vesting.
          (a) Subject to the Participant’s continued Employment with the Company, the Restricted Shares shall vest and become nonforfeitable upon the earlier of (i) September 23, 2012 and (ii) the occurrence of a Liquidity Event.
          (b) If the Participant’s Employment with the Company is terminated for any reason, all unvested Restricted Shares shall be forfeited by the Participant without consideration.
          3. Certificates. Certificates evidencing the Restricted Shares shall be issued by the Company and shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Shares pursuant to Section 2. As a condition to the receipt of this Restricted Share Award, the Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Shares that have not previously vested. No certificates shall be issued for fractional Shares. Notwithstanding the foregoing, the Company may elect to recognize the Participant’s ownership through uncertificated book entry.
          4. Rights as a Stockholder. The Participant shall be the record owner of the Restricted Shares until or unless such Restricted Shares are forfeited pursuant to Section 2 hereof, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares; provided that (i) any cash or in-kind dividends paid with respect to the Restricted Shares which have not previously vested shall be withheld by the Company and shall be paid to the Participant only when, and if, such Restricted Shares shall become vested pursuant to Section 2, and (ii) the Restricted Shares that have not previously vested shall be subject to the limitations on transfer and encumbrance set forth in Section 7. As soon as practicable following the vesting of any Restricted Shares pursuant to Section 2, certificates for the Restricted Shares which shall have vested shall be delivered to the Participant or to the Participant’s legal guardian or representative along with the stock powers relating thereto. Notwithstanding the foregoing, the Company may elect to recognize the Participant’s ownership through uncertificated book entry.
          5. Legend on Certificates. Unless the Company issues the Shares in uncertificated form, the certificates representing the vested Restricted Shares delivered to the Participant as contemplated by Section 4 above shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
          6. No Right to Continued Employment. The granting of the Restricted Shares evidenced by this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of the Participant.
          7. Transferability. The Restricted Shares may not, at any time prior to becoming vested pursuant to Section 2, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
          8. Securities Laws. Upon the vesting of any Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
          9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
          10. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws.
          11. Restricted Share Award Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Share Award and the Restricted Shares granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
          12. Unit Awards. This Restricted Share Award, together with the other equity interests granted to the Participant pursuant to the Merger Agreement, is in replacement of, and supersedes in all respects, the Class C Units previously held by the Participant, and the

Participant acknowledges and agrees that the Participant has no further rights as a unitholder of Holdings or any rights pursuant to the LLC Agreement or the Holdings 2004 Unit Plan.
          13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signatures on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the day and year first above written.

Vanguard Health Systems, Inc.

Name:
Title:

Participant

Name: